UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

MADISON SQUARE GARDEN SPORTS CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 465-4111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MSGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Victoria M. Mink

On January 6, 2025, Madison Square Garden Sports Corp. (the “Company”) and Victoria M. Mink, the Executive Vice President, Chief Financial Officer and Treasurer of the Company, entered into an employment agreement (the “Employment Agreement”), effective as of January 1, 2025. The Employment Agreement is substantially the same as the existing employment agreement between the Company and Ms. Mink, except that (i) the annual base salary will be not less than $1,000,000, (ii) it is expected that Ms. Mink will receive annual grants of cash and/or equity long-term incentive awards with an aggregate target value of not less than $1,500,000 as determined by the Compensation Committee of the Board in its discretion and (iii) the scheduled expiration date of the Employment Agreement is January 1, 2028.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated January 6, 2025, between the Company and Victoria M. Mink.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN SPORTS CORP. (Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Senior Vice President, Deputy General Counsel & Secretary

Dated: January 8, 2025